UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): April 16, 2019

                    FLEXIBLE SOLUTIONS INTERNATIONAL INC.
                    -------------------------------------
            (Exact name of Registrant as specified in its charter)

        Alberta                     001-31540             71 163 0889
----------------------------   --------------------     ---------------
(State or other jurisdiction   (Commission File No.)    (Employer
of incorporation)                                      Identification No.)

                                  6001 54 Ave.
                         Taber, Alberta, Canada T1G 1X4
                ------------------------------------------------
          (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:    (250) 477-9969
                                                      ---------------

                                       N/A
                     --------------------------------------
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (ss.203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (ss.204.12b-2 of this chapter.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.02.  Results of Operations and Financial Condition

      On April 16, 2019, the Company issued a press release announcing a year over year increase in revenues for first quarter (Q1), 2019.

      The Company's top line revenue increased from $4.201 million (Q1, 2018) to $8.470 million (Q1, 2019), up approximately 102% year over year.

Item 9.01   Exhibits

Exhibit
Number      Description of Document

   99       April 16, 2019 Press Release

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 16, 2019
                                 FLEXIBLE SOLUTIONS INTERNATIONAL INC.



                                 By:  /s/ Daniel B. O'Brien
                                      ----------------------------------------
                                     Daniel B. O'Brien, President and Chief
                                     Executive Officer

                                   EXHIBIT 99

                               FLEXIBLE SOLUTIONS

NEWS RELEASE                                                     April 16, 2019

                FSI Announces First Quarter, 2019 Revenue Double


VICTORIA, BRITISH COLUMBIA, April 16, 2019 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE-AMERICAN: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces a year over year Increase in revenues for first quarter (Q1), 2019.

Sales were higher in Q1, 2019 than in Q1, 2018. Flexible Solutions' top line revenue increased from $4.201 million (Q1, 2018) to $8.470 million (Q1, 2019), up approximately 102% year over year.

CEO, Dan O'Brien states, "The quarter showcases the effects of the acquisition last fall, the effort we have been making to grow internal sales and the exceptional work of our team from factory staff to senior scientists. Each FSI employee should be proud of their contribution to this record result." Mr. O'Brien continues, "This quarter is likely to be indicative of the remaining quarters in 2019."

Complete financial results will be available after market close on May 15, 2019, concurrent with the Company's SEC first quarter filings. A conference call will be scheduled for 8:00 am Pacific Time, 11:00 am Eastern Standard Time, Thursday, May 16, 2019. See the FSI May 15, 2019 financials news release for the dial in numbers.

                   About Flexible Solutions International

Flexible Solutions International, Inc. (www.flexiblesolutions.com), based in Taber, Alberta, is an environmental technology company. The Company's NanoChem Solutions Inc. subsidiary specializes in biodegradable, water-soluble products utilizing thermal polyaspartate (TPA) biopolymers. TPA beta-proteins are manufactured from the common biological amino acid, L-aspartic and have wide usage including scale inhibitors, detergent ingredients, water treatment and crop enhancement. Along with TPA, this division produces other crop enhancement products. Other divisions manufacture energy and water conservation products for drinking water, agriculture, industrial markets and swimming pools throughout the world. FSI is the developer and manufacturer of WaterSavrTM, the world's first commercially viable water evaporation retardant. WaterSavrTM reduces evaporation by up to 30% on reservoirs, lakes, aqueducts, irrigation canals, ponds and slow moving rivers. HeatsavrTM, a "liquid blanket" evaporation retardant for the commercial swimming pool and spa markets, reduces energy costs by 15% to 40% and can result in reduced indoor pool humidity.

Safe Harbor Provision

The Private Securities Litigation Reform Act of 1995 provides a "PlaceNameplaceSafe PlaceTypeHarbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.


                        Flexible Solutions International
                6001 54th Ave, Taber, Alberta, CANADA T1G 1X4

 Company Contacts                                                   Jason Bloom
                                                       Toll Free:  800.661.3560
                                                              Fax: 403 223 2905
                                              Email: info@flexiblesolutions.com


If you have received this news release by mistake or if you would like to be removed from our update list please reply to: info@flexiblesolutions.com

To find out more information about Flexible Solutions and our products please visit www.flexiblesolutions.com